                                                                      Exhibit 24

      E'town Corporation and each of the directors and/or officers of E'town Corporation whose signatures appear below do hereby appoint Gail P. Brady as its, his or her true and lawful attorneys-in-fact to execute on its, his or her behalf and in any and all capacities a Registration Statement on Form S-3 to be filed pursuant to the Securities Act of 1933 in connection with the registration of up to $75,000,000 aggregate principal amount of Debt Securities of E'town Corporation, and any and all pre- and post-effective amendments thereto and other documents relating thereto, and to file the same with the Securities and Exchange Commission. Said attorney-in-fact shall have power to act hereunder with or without the other.

      IN WITNESS WHEREOF, the undersigned have duly executed this instrument as of the 17th day of September 1998.

/s/Andrew M. Chapman

/s/Thomas J. Cawley

/s/Anthony S. Cicatiello

/s/Edward A. Clerico

/s/Dennis Doll

/s/Anne Evans Estabrook

/s/James W. Hughes

/s/John Kean

/s/Robert W. Kean, III

/s/Barry T. Parker

/s/Hugh M. Pfaltz

/s/Chester A. Ring